SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): October 21, 2011

Cagle’s, Inc.

(Exact name of registrant as specified in its charter)

Georgia	001-07138	58-0625713
(State or other jurisdiction	(Commission	(I.R.S. Employer
of incorporation)	File Number)	Identification No.)

1385 Collier Road NW, Atlanta, GA	30318
(Address of principal executive offices)	(Zip Code)

(404) 355-2820

(Registrants telephone number, including area code)

Not applicable

(Former name or former address, if changed since last report)

Check the appropriate box if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐            Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐            Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐            Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐            Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Section 3 — Securities and Trading Markets

Item 3.01 Notice of Delisting or Failure to Satisfy a Continued Listing Rule or Standard; Transfer of Listing.

On October 21, 2011, Cagle’s, Inc. (CGL.A) received notice from NYSE Amex LLC (the “Exchange”) that it does not satisfy rules for continued listing on the Exchange.  In particular, the Company has filed voluntary petitions under Chapter 11 of the United States Bankruptcy Code in the Northern District of Georgia, and as a result the staff of the Exchange has determined that the Company does not satisfy Section 1003(a)(iv) of the NYSE Amex LLC Company Guide (the “Company Guide”), relating to companies that have sustained losses so substantial in relation to their overall operations or their existing financial resources, that in the opinion of the Exchange, continuing all operations is questionable.  Cagle’s, Inc. does not plan to appeal the staff determination, which will result in the determination becoming final.  The Exchange will continue the trading suspension until the delisting of Cagle’s, Inc. stock is complete.

Section 9 — Financial Statements and Exhibits

Item 9.01 Financial Statements and Exhibits.

(d) The following exhibits are filed with this Current Report:

Exhibit No.	Description
99.1	Press release of Cagle’s, Inc. dated October 26, 2011

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Cagle’s, Inc.
(Registrant)

Date: October 27, 2011

By:	/s/ Mark M. Ham IV
Mark M. Ham IV
Executive Vice President and
Chief Financial Officer